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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of Earliest Event Reported): July 12, 2002



                        CROSS MEDIA MARKETING CORPORATION
                        ---------------------------------
             (Exact name of registrant as specified in its charter)




       DELAWARE                         0-25435                13-4042921
       --------                         -------                ----------
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
     of incorporation)                                      Identification No.)



             461 FIFTH AVENUE, 19TH FLOOR, NEW YORK, NEW YORK 10017
                (Address of principal executive offices/Zip Code)

       Registrant's telephone number, including area code: (212) 457-1200

Former name, former address, and former fiscal year, if changed since last report: N/A
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   ITEM 5.        OTHER EVENTS.


         On July 12, 2002, Jonathan Bulkeley resigned from the Board of Directors of Cross Media Marketing Corporation ("Cross Media").


         On July 17, 2002, Cross Media became aware that a complaint for a purported class action was filed by the law firm of Paskowitz & Associates on behalf of unnamed persons who purchased shares of Cross Media common stock from November 5, 2001 through July 11, 2002 (the "Class Period"). The class action is pending in the United States District Court for the Southern District of New York.


         According to a press release issued by Paskowitz & Associates on July 16, 2002, the complaint alleges that Cross Media and its Chairman and Chief Executive Officer, Ronald S. Altbach, violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5, by issuing a series of materially false and misleading statements to the market during the Class Period, including numerous press releases during the Class Period that touted Cross Media's performance and represented that Cross Media's revenues and earnings were increasing, and by misrepresenting the impact and nature of the FTC proceedings brought against Cross Media and others. Cross Media disputes these claims and intends to vigorously defend itself in this matter.


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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Cross Media Marketing Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CROSS MEDIA MARKETING CORPORATION



Date:  July  18, 2002                   By:/S/ RONALD ALTBACH
                                            ------------------------------------
                                            Ronald Altbach
                                            Chairman and Chief Executive Officer





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